Exhibit 99.1

1 1 Investor Presentation June 2026

2 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC’s 2026 guidance and related assumptions, including with respect to net operating income (“NOI”), normalized funds from operations (“Normalized FFO”) and capital expenditures; improvement in DHC’s balance sheet; DHC’s capital markets activity; improvement in DHC’s senior housing operating portfolio (“SHOP”) operating model and SHOP segment outlook and expected growth and transition communities opportunities; DHC’s financial management strategies; impacts of demographic trends on DHC’s portfolio; DHC’s occupancy and margin growth; DHC’s strategic capital recycling plans; DHC’s cash flow trends, leverage targets and investment in portfolio upgrades and growth initiatives; DHC’s ratings outlook; the value and quality of DHC’s SHOP properties; the performance of its SHOP, Medical Office and Life Science Portfolio and Triple Net Leased (“NNN”) Senior Living and Wellness Centers segments; demand for medical office and life science properties, including outpatient medical spaces, and senior living communities; and expected favorable senior living industry trends and related drivers and strong medical office market and life science sector fundamentals. Forward-looking statements reflect DHC’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC’s senior living operators’ abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior housing industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC’s managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services, including outpatient medical properties, whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC’s tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC’s ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC’s ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC’s ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC’s ability to effectively raise and balance its use of debt and equity capital; DHC’s ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC’s ability to make required payments on its debt; DHC’s ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility, and otherwise manage leverage; DHC’s credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC’s existing joint ventures or any real estate joint ventures it may enter into; DHC’s ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of The RMR Group LLC (“RMR”) to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC’s related parties, including DHC’s Managing Trustees, RMR, ABP Trust and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC’s periodic filings. The information contained in DHC’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon DHC’s forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward Looking Statements

3 3 Table of Contents Page COMPANY HIGHLIGHTS AND OUTLOOK 4 SHOP INITIATIVES 9 CAPITAL RECYCLING 11 CAPITAL AND LIQUIDITY OUTLOOK 12 SHOP OVERVIEW 13 MEDICAL OFFICE & LIFE SCIENCE PORTFOLIO OVERVIEW 24 TRIPLE NET LEASED SENIOR LIVING & WELLNESS CENTERS OVERVIEW 30 APPENDIX 32

4 4 Company Highlights

5 5 DHC Today - National Healthcare REIT Diversified Healthcare Trust (Nasdaq: DHC) owns a portfolio invested in environments that elevate quality of life, enable access to essential care and support the breakthroughs shaping the future of health. With a healthcare real-estate portfolio totaling $6.2 billion and spanning 33 states and Washington, D.C., DHC’s portfolio is anchored by a strategically curated mix of senior housing, medical office and life science assets that combine high quality care, modern technology and amenity rich environments to meet rising demand across the healthcare continuum. Together, these interconnected sectors create a differentiated portfolio rooted in long term demographic and healthcare demand trends positioning us to generate durable, risk adjusted returns while meaningfully contributing to the wellbeing of the communities we serve. ~24,000 Senior Living Units 285 Healthcare Related Properties 14 SHOP Operators Supporting an Efficient and Geographically Aligned Operating Platform ~250 Tenants MOB & LS Portfolio

6 6 Clear Path to Value Creation in SHOP: Embedded Organic Growth Strong SHOP segment outlook in 2026, with NOI growth of 36.4%, (2) supported by new operational initiatives, favorable demographic trends and a muted supply environment. Embedded 800+ bps of SHOP occupancy upside (3) driven by new operators focus on closing community-level occupancy gaps to respective NIC markets. Organic Growth with high-return ROI projects resulting in mid-teens returns through repositioning underutilized, or closed, skilled nursing wings into Independent Living, Assisted Living or Memory Care Units. DHC has made significant progress executing its long-term business plan. ➢ Delivered total shareholder returns of ~268% (1) since January 1, 2025, ranking #1 among U.S. listed REITs in 2025 and #1 YTD, both meaningfully outperforming the MSCI US REIT/Healthcare REIT Index. ➢ Completed nearly $1.5 billion in capital markets activity in 2025, meaningfully improving DHC’s balance sheet, extending its debt maturity runway to 2028 and highlighting its ability to tap into multiple markets. ➢ In April 2026, Moody’s upgraded DHC to B3 and revised its ratings outlook from stable to positive. Proven Track Record and Embedded Opportunity (1) Total shareholder return as of May 29, 2026. (2) Reflects mid-point updated guidance for SHOP NOI. (3) Figures are for each respective full year and National Investment Center for Seniors Housing & Care (NIC) Market Trends data as of 1Q26.

DIVERSIFIED HEALTHCARE TRUST

Updated & Improved 2026 Outlook [1]

Improved Full Year 2026 Guidance

	February 2026	June 2026	Δ Midpoint
Adjusted EBITDAre	$290M - $305M	$300M - $315M	$10M
Normalized FFO [2]	$125M - $140M	$135M - $150M	$10M
Normalized FFO Per Common Share[2]	$0.52 - $0.58	$0.56 - $0.62	$0.04

	February 2026	June 2026	Δ Midpoint
SHOP NOI	$175M - $185M	$185M - $195M	$10M
MOB/LS NOI	$94M - $98M	$94M - $98M	-
NNN NOI	$28M - $30M	$28M - $30M	-
Total NOI	**$297M - $313M**	**$307M - $323M**	**$10M**

	February 2026	June 2026	Δ Midpoint
Recurring SHOP CapEx	$80M - $90M	$80M - $90M	-
Recurring MOB/LS CapEx	$20M - $25M	$20M - $25M	-
Total Recurring CapEx	**$100M - $115M**	**$100M - $115M**	**-**

Guidance Assumptions

- 2026 guidance increase of $0.04 in Normalized FFO per Common Share at the mid-point is driven by a $10 million increase in SHOP NOI. This increase reflects expense savings driven by targeted cost initiatives, primarily across dietary and labor.
- Mid-point Same Property SHOP NOI:
  - Year over year occupancy growth of approximately 300 bps, unchanged.
  - Revenue growth of approximately 8.0% and average monthly rate growth of approximately 5.3%, unchanged.
  - Operating expense growth of approximately 4.5% with ExPOR growth of approximately 2.2%, versus 5.7% and 3.0% previously.
- Mid-point general and administrative expense of approximately $32.5 million. [3]
- Mid-point share of EBITDAre from unconsolidated joint ventures of approximately $18.3 million.
- Mid-point interest expense of approximately $149 million.
- Weighted average shares of approximately 242 million.
- No acquisitions other than two land parcels acquired in April 2026.
- No dispositions other than 13 SHOP communities sold in March 2026.

(1) DHC does not provide a reconciliation of non-GAAP measures that it discloses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, impairment of assets, gain (loss) on sale of properties, loss on modification or early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the comparable GAAP measures are not indicative of DHC's ongoing operations, are uncertain, depend on various factors and could have a material impact on DHC's GAAP results for the guidance period.
(2) Normalized FFO is expected to increase from $64.4 million in 2025 largely because DHC was impacted by discount accretion of $63.2 million on DHC's then outstanding senior secured notes due 2026.
(3) Excludes the impact of business management incentive fees, if any.

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8 8 Investment Case Essential Healthcare Properties DHC’s portfolio is concentrated in healthcare real estate, with exposure across senior housing, medical office and life science properties. These properties are central to senior living, care delivery and research, supporting long-term demand. Improved Operating Model DHC has refined its approach within its SHOP segment, placing a greater emphasis on incentive alignment and accountability. Results are increasingly driven by property-level fundamentals, supporting occupancy and margin gains over time. Strategic Capital Recycling DHC has enhanced its portfolio through targeted property sales, focusing on elevating overall asset quality, market positioning and balance sheet improvement. Capital recycling supports deleveraging, allowing the company to concentrate resources on the highest performing assets. Prudent Financial Management DHC’s strategy is centered on disciplined liquidity management and prudent leverage utilization. By prioritizing financial flexibility and balance sheet management, the company strengthens its capacity to navigate market cycles and sustain long-term value creation. Powerful Demographic Tailwinds DHC’s portfolio is supported by long-term demographic trends, including outsized growth in the senior population and continued demand for healthcare services. These structural dynamics create robust demand across DHC’s healthcare real estate portfolio.

9 9 Senior Housing 58% Strategic Initiatives Driving Outsized Growth of SHOP Segment +670 bps year over year increase in SHOP segment NOI contribution Operational Improvement ➢ Personalized care plans tailored to individual resident needs. ➢ Driving expense savings through procurement optimization, streamlined labor costs and enhanced operational performance through new operator partnerships. ➢ Enhanced systems for lead tracking, personalized communication and tour to move-in conversion optimization. Capital Recycling ➢ Investment in strategic ROI capital opportunities to drive NOI growth. ➢ Achieve value maximization of non-core assets. ➢ Reduce exposure to capital intensive communities and exit low growth markets. % of NOI 1Q25 NOI NNN 7% SHOP 51% Medical Office 24% Life Science 13% Wellness 5% Senior Housing 62% % of NOI 1Q26 NOI NNN 5% SHOP 57% Medical Office 23% Life Science 10% Wellness 5%

1010 5.8% 6.9% 5.9% 5.7% 5.3% 6.3% 0.5% 4.0% 4.2% 2.2% 75.9% 79.6% 80.9% 81.9% 84.9% 50% 55% 60% 65% 70% 75% 80% 85% 90% -2% 0% 2% 4% 6% 8% 10% 12% 14% 2022A 2023A 2024A 2025A 2026E Occupancy RevPOR / ExPOR Growth RevPOR Y/Y ∆% ExPOR Y/Y ∆% Occupancy % 2026E SHOP Margin Expansion is Expected to Continue Focused on driving continued margin expansion across the SHOP platform. SHOP RevPOR vs ExPOR and Occupancy Growth Trends (1) l (1) 2022A – 2025A reflects full year same property data. 2026E reflects full year occupancy guidance and mid-point guidance for RevPOR and ExPOR.

1111 (1) Occupancy is presented as of the month preceding disposition. (2) Revenue and NOI are presented for the year ended December 31, 2025 for all properties. Capital Recycling Update ➢ In 1Q26, DHC sold 13 unencumbered SHOP communities for an aggregate sales price of $23.0 million. ➢ DHC acquired the land parcels at two properties previously subject to finance leases and closed in April 2026 for an aggregate purchase price of $14.5 million. ➢ Sales of non-core properties totaled $627.9 million since 2025 through 1Q26, boosting overall performance and driving margin expansion. MOB/Life Science/Other SHOP MOB/Life Science/Other SHOP Number of Properties / Units 50 19 / 1,545 - 13 / 669 Occupancy (1) 47.0% 79.9% - 79.6% Revenue (2) $32.8M $82.6M - $29.2M NOI (2) $14.0M $(1.8)M - $(3.0)M Price Per SF or Unit $151.29 / SF $67,049 / Unit - $34,380 / Unit Gross Sales Price $501.3M $103.6M - $23.0M Total Proceeds $604.9M $23.0M Properties Sold in 2025 Properties Sold in 1Q26

1212 Balance Sheet Management Update ➢ As a result of its 2025 capital markets activity, DHC extended its debt maturity runway to 2028. ➢ In April 2026, Moody’s upgraded DHC to B3 and revised its ratings outlook from stable to positive. ➢ Almost $1.5 billion raised from diversified funding sources, highlighting DHC’s ability to tap into multiple markets. ➢ Trending towards positive cash flow as leverage declines. $1.1 $2.3 $640.6 $1.9 $435.1 $1,362.0 2026 2027 2028 2029 2030 2031 & After Unsecured Fixed Rate Debt Secured Fixed Rate Debt Secured Floating Rate Debt Balance Sheet Outlook & Liquidity Update Debt Maturity Schedule (dollars in millions) YoY Leverage Improvement [94.2%] Fixed Rate Debt $4.2 Billion Unencumbered Assets $271.8 Million Near-Term Available Liquidity DHC is targeting leverage of 6.5x to 7.5x to further enhance its cost of capital and improve its outlook with the rating agencies. 8.8x 7.8x Moody’s and S&P Global Upgrades to B3 and B-, respectively (1) (1) DHC has two six-month extension options for the maturity date of its $140 million floating rate debt, subject to satisfaction of certain conditions and payment of an extension fee. $271.8 Million Near-Term Available Liquidity $4.0 Billion Unencumbered Assets 94.3% Fixed Rate Debt YoY Interest Coverage Improvement 1.3x 2.0x As of March 31, 2026 unless otherwise noted.

1313 SHOP Segment

1414 Drivers Structural Drivers of Senior Housing Demand Lifestyle Longer life expectancy is driving demand for independent, community-oriented living supported by technology and services that enable aging in place. Healthcare Rising healthcare costs and a growing prevalence of chronic conditions are increasing demand for housing options that are integrated within the broader continuum of care. Affordability Middle-income seniors represent >40% of demand, underscoring the importance of flexible pricing models that balance affordability with access to essential services and amenities. Economic Higher interest rates, construction costs and labor constraints have slowed new supply, supporting long-term fundamentals despite near-term macro pressures.

1515 Favorable Industry Trends Support Operational Momentum ➢ Senior living demographic of 80+ population is projected to grow at a 4.0% CAGR over the next 15 years while inventory growth is expected to remain depressed at 0.5%. (1)(2) ➢ Rent growth remains elevated with top primary / secondary markets increasing up to 10% annually. ➢ Inventory growth has been decreasing since 2018. Age 80+ Population Growth(1) Inventory Growth(3) - 5.0 10.0 15.0 20.0 25.0 30.0 Millions 10 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Senior Housing Independent Living Assisted Living Robust 80+ population growth projections coupled with meaningfully reduced senior housing supply growth since 2018 supports a favorable sector backdrop. (1) Source: Population estimates from the Organization for Economic Co-Operation and Development (OECD) as of April 2026. (2) Source: National Investment Center for Seniors Housing & Care (NIC) as of 1Q26. (3) Source: NIC Map © Data Service in primary and secondary markets as of 1Q26. For more information on the NIC MAP © Data Service, please visit www.nic.org/NIC-map.

1616 Senior Housing Supply-Demand Imbalance ➢ 1Q26 showed record level occupancy for Senior Housing in Primary and Secondary NIC markets at 89.8%. Industry wide low inventory growth is leading to increased supply constraints, which is driving occupancy gains. ➢ 80+ population is expected to grow 48% by 2035, ultimately outpacing the currently diminished growth of total available units. Long term senior population growth is significantly outpacing inventory growth supporting the outlook for higher occupancy levels and rent growth. 15.21 16.32 17.19 18.01 18.79 19.59 1.17 1.18 1.18 1.19 1.19 1.20 2026 2027 2028 2029 2030 2031 (Millions) Projected U.S. 80+ Population Projected U.S. Senior Housing Units (1) Source: Population estimates from the Organization for Economic Co-Operation and Development (OECD) as of April 2026. (2) Source: National Investment Center for Seniors Housing & Care (NIC) CBSA Property Trends as of 1Q26. (1) (2)

1717 0 50 100 150 200 250 1900 1902 1904 1906 1908 1910 1912 1914 1916 1918 1920 1922 1924 1926 1928 1930 1932 1934 1936 1938 1940 1942 1944 1946 1948 1950 1952 1954 1956 1958 1960 1962 1964 1966 1968 1970 1972 1974 1976 1978 1980 1982 1984 1986 1988 1990 1992 1994 1996 U.S. Population, Millions Demographic Inflection Point Accelerates Near-Term Demand (1) ➢ The oldest baby boomers begin turning 80 years old in 2026, driving a surge in senior housing demand. ➢ Decline in traditional caregiving population (55-70 years old) expected during the same 10-year period. ➢ Limited new construction benefits existing communities and in-place portfolios. +36% The baby boomer generation is rapidly entering the 80+ age range providing ongoing senior living demand that will benefit in-place SHOP portfolios. (1) Source: Census Bureau Office, 2026.

1818 SHOP Mark to Market Opportunities & Trends ➢ Strategically located properties with more than 65% of communities renovated in the last 3 years. ➢ RevPOR and Occupancy grew 32% and 990 basis points, respectively, since 2021 with active rate optimization and higher-volume sales strategies. ➢ 8.1% occupancy and $387 average monthly rate per unit mark to market opportunity across DHC’s current portfolio. $499,273 $331,867 $485,173 $318,348 Primary Secondary SHOP Market 65+ Average Home Value (1) The average DHC resident home value is 2.9% higher than average in primary markets and 4.2% higher than average in secondary markets, supporting long-term affordability and resident retention. SHOP Occupancy Market Potential (2) SHOP Rate Market Potential (2) (1) Compares home values within 3-mile radius using NIC MAPs analysis feature as of 1Q26. (2) Figures are for each respective full year and National Investment Center for Seniors Housing & Care (NIC) Market Trends data as of 1Q26. 74.4% 78.1% 79.3% 81.0% 81.7% 89.8% 2022 2023 2024 2025 1Q26 NIC Market $4,571 $4,888 $5,179 $5,467 $5,613 $6,000 2022 2023 2024 2025 1Q26 NIC Market

1919 Top Operators by DHC Unit Count Snapshot (1) 420+ Communities 47,000+ Senior Living Units 20,000+ Employees 2nd Largest U.S. Senior Living Operator 138 Communities 15,000+ Residents 85% Average Occupancy 23rd Largest U.S. Senior Living Operator 41 Communities 3,700+ Employees 5,600+ Resident Capacity 108 Communities 9,755 Senior Living Units 95% Average Occupancy 40 years of community transition experience 57 Communities 3,500 Residents 24 Communities Recognized in U.S. News Best of Senior Living Operates in 10 States across the U.S. Southeast 70+ Communities 5,500+ Senior Living Units 39th Largest U.S. Senior Living Operator Rapid growth since its founding in 2016 Operates in 8 States across the U.S. Southwest (1) Source: Company data.

2025 Transition Communities Occupancy Upside Potential

DIVERSIFIED HEALTHCARE TRUST

Pre-Transition SHOP Units by Operator


Other, 1,821
Charter Senior Living, 1,759
Phoenix Senior Living, 1,457
Oaks-Caravita Senior Care, 1,415
Stellar Senior Living, 1,133
Five Star Senior Living, 17,287

1Q26 SHOP Units by Operator


WellQuest Living, 798
Other, 1,831
Charter Senior Living, 1,759
Stellar Senior Living, 1,784
Tutera, 1,967
Phoenix Senior Living, 2,053
Discovery Senior Living, 5,095
Sinceri Senior Living, 7,286

Recent Transition Communities Occupancy Upside (1)


88.6%
87.3%
88.8%
89.9%
89.2%
92.0%
90.3%
77.7%
85.5%
89.9%
80.3%
81.8%
88.4%
77.9%
Sinceri
Discovery
WellQuest
Stellar
Tutera
Phoenix
Ciel
1Q26 Occupancy
NIC Benchmark

Transition Communities Opportunities

- Implementing dynamic pricing structures and expanding ancillary services to boost occupancy and elevate resident care.
- Leveraging regional densification to reduce structural labor costs and improve operational efficiency.
- Driving savings through centralized purchasing to lower fees and dietary expenses.
- Capturing uplift from recently renovated and modernized communities.

(1) Occupancy upside is the gap between the pro forma 1Q26 occupancy and the applicable NIC benchmark data calculated using Core-Based Statistical Areas, or CBSAs, where the 116 communities are located and additional market data for non-CBSA properties, weighted by units.

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2121 DHC Portfolio Operator Footprint Discovery Sinceri Charter Phoenix Oaks Tutera Stellar Northstar Navion WellQuest Other DHC’s SHOP segment is broadly diversified both geographically and by operator. Management is focused on clustering communities to drive operational synergies. SHOP Segment Geographic Diversification by Operator/Unit Count Note: Bubble sizes reflect DHC’s unit count in identified market.

2222 DHC Active Asset Management Capabilities Active Asset Management Cadence driven asset management to navigate operators towards performance objectives. Continuous evaluation of assets for capital improvements and/or capital recycling. Other areas of cross functional support exist for all aspects of real estate investment decisions. Analytics Driving Performance Use of proprietary and market data leveraged across all systems to support portfolio wide actionable decisions backed by RMR’s network of over 800 CRE professionals. Experienced Operators Performance based incentives are in place to drive growth and ensure resident satisfaction, aligning goals between DHC and its experienced operators.

DIVERSIFIED HEALTHCARE TRUST

Recent SHOP Completed Capital Projects [1]

The Remington Club, CA



- **Units:** **346**
- **Occupancy:** **87.4%**
- **Project Cost:** **$10,000,000**
- **ROI [2]:** **24.1%**

Community-wide enhancements completed to elevate market appeal through refreshed common areas, an upgraded dining experience, an improved main entrance arrival, modernized corridors and updated FF&E and signage, creating a cohesive, hospitality-forward environment to support resident satisfaction and support sustained rate growth.

The Pines of Dayton Place, CO



- **Units:** **236**
- **Occupancy:** **75.9%**
- **Project Cost:** **$6,352,000**
- **ROI [2]:** **27.6%**

Targeted renovations that elevated the community's presentation and functionality through refreshed common areas, an upgraded lobby, enhanced dining rooms and corridors and improvements to the resident bridge. FF&E and signage updates, along with main entry enhancements, modernized the environment and improved the community's ability to drive occupancy improvement and rate growth.

The Pointe at Plantation, FL



- **Units:** **273**
- **Occupancy:** **85.1%**
- **Project Cost:** **$2,596,000**
- **ROI [2]:** **73.4%**

This targeted refresh included updating common area FF&E, flooring, paint, window treatments, artwork and signage to modernize the community and strengthen brand perception at a relatively low cost. The improvements will support faster leasing, rent premiums, and better resident retention while reducing maintenance and operational friction. Overall, the scope is intended to deliver a high impact upgrade that extends the asset's competitive life and generates an attractive return.

(1) Data as of March 31, 2026.
(2) ROI is calculated from NOI 12 months before construction and Q1 2026 NOI annualized over total project cost.

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2424 Medical Office & Life Science Segment

2525 Medical Office & Life Science Portfolio Overview (1) (1) Portfolio information represents same store properties as of March 31, 2026. (2) Q1 2026 cash basis NOI annualized. (3) By annualized rental income as of March 31, 2026. Outpatient Medical 42 Properties 2.6 Million SF 94% Occupancy Medical Support 10 Properties 1.5 Million SF 95% Occupancy Life Science Lab & R&D 10 Properties 926,000 SF 97% Occupancy Research Support 3 Properties 261,000 SF 100% Occupancy Medical Office Diverse tenant mix providing a wide range of outpatient services from high acuity specialty to primary care and dental, as well as health system administration, medical supplies and health insurance providers. Life Science High-quality, well-located laboratory and R&D assets with a strong tenant base within the biotechnology, pharmaceutical development and medical device industries. 52 Properties 4.2 Million Square Feet $69 Million Annual Cash NOI (2) 4.9 Years WALT (3) 13 Properties 1.2 Million Square Feet $30 Million Annual Cash NOI (2) 4.8 Years WALT (3) 89% Health System Affiliated (2) 74% of Cash NOI from Top 3 Life Science Markets (1) 74% Investment Grade Credit (2) 56% Investment Grade Credit (2)

DIVERSIFIED HEALTHCARE TRUST

Outpatient Medical – Additional Portfolio Detail

DHC's Outpatient Medical portfolio consists of 42 properties and more than 225 individual tenants that include investment grade credit rated healthcare systems, physicians' groups, primary care providers and high acuity specialty providers.

- Growing demand for healthcare services and increased spending, driven by an aging population and advancements in medical care.
- Outpatient utilization has grown 31% since 2000 while inpatient has declined 19%. [3]
  - Trend expected to continue driven by consumer preference for greater convenience, lower costs for providers and insurers and advancements enabling more formerly inpatient-only procedures to be performed in outpatient facilities.
- Federal healthcare spending reductions present risks and opportunities as providers seek more affordable care delivery options driving further demand for outpatient space.

DHC's Outpatient Medical portfolio is positioned to provide investor value from predictable cash flows, durable occupancy and resilient total returns through cycles.


7809 W. 38th Avenue
Wheat Ridge, CO


21 Spurs Lane
San Antonio, TX

Portfolio Highlights

2.9%
YoY NOI Growth [1]

94%
Occupancy

89%
Health System Affiliated [2]

54%
Investment Grade Tenancy [2]

83%
Off-Campus Properties

Portfolio information represents same store properties as of March 31, 2026.
Sources: Statista, CMS and Grandview Research, KFF 'Key Facts About Hospitals'.
(1) Based on the three months ended March 31, 2026 compared with the same period ended March 31, 2025.
(2) By annualized rental income as of March 31, 2026.
(3) Data per 1,000 people per KFF 'Key Facts About Hospitals' published February 2025.

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2727 Medical Support Portfolio 4027 Martinsburg Pike Clear Brook, VA 18302 Talavera Ridge San Antonio, TX 74% Investment Grade Credit(1) 4.3 Years WALT Remaining 1.5M Square Feet 95% Occupancy 10 Properties A/A Median Credit Rating 10800 Nuckols Road Glen Allen, VA Portfolio information represents same store properties as of March 31, 2026. (1) By annualized rental income as of March 31, 2026. (2) Tenants providing outpatient clinical services within a property that is majority occupied by medical support or other tenants. Consistent high occupancy and strong tenant credit profile 76% of tenants in the medical services and supporting health care industries Well-located properties, 2009 average property vintage year Portfolio Highlights Tenant Profile (1) (2) Health Systems & Insurance, 46% Other, 24% Medical Devices, 20% Medical Associations, 5% Clinical Outpatient, 5%

Broad Relationships with Leading Health Systems and Major Healthcare Companies across all Medical Office Portfolio Markets

Top 10 Health System Relationships (1)

- Advocate Health
- Sentara Health
- NYU Langone Health
- Hawaii Pacific Health
- University of Kansas Health System
- Franciscan Health
- Covenant Health
- Ascension
- Emory Healthcare
- Penn State System

Key Relationships in Each Portfolio MSA



Boston
Boston Children's Hospital
Long Island
NYU Langone Health
Harrisburg
Penn State Health
Philadelphia
Jefferson Health
Milwaukee
Advocate Health
Pittsburgh
UPMC
Winchester
McKesson
Indianapolis
Franciscan Health
Richmond
Sentara Health
Denver
HCA Healthcare
Kansas City
University of Kansas Health System
St. Louis
WashU Medicine
Nashville
HCA Healthcare
Albuquerque
Presbyterian Healthcare Services
Atlanta
Emory Healthcare
Wellstar Health System
Northside Hospital
Lubbock
Covenant Health
Dallas/Fort Worth
Baylor Scott & White Health
Cardinal Health
Austin
Ascension
Texas Children's Hospital
Honolulu
Hawaii Pacific Health
Houston
Houston Methodist Hospital
San Antonio
HCA Healthcare
Medtronic
Orlando
Orlando Health
Advent Health
South Florida
Baptist Health South Florida

(1) By annualized rental income from direct and affiliated leases as of March 31, 2026.

28

2929 Portfolio information represents same store properties as of March 31, 2026. Sources: Statista, CMS, Grandview Research, JLL, CBRE Research. (1) By annualized rental income as of March 31, 2026. (2) Boston, Bay Area and San Diego. Based on trailing three months annualized cash NOI as of March 31, 2026. 10 Properties 926,000 SF 97% Occupancy Life Science Portfolio Lab & R&D Facilities ➢ Chronic disease prevalence and an aging population are driving demand for pharmaceuticals. ➢ Looming patent expirations in 2028 forcing major pharmaceutical companies to seek ways to replace future lost revenue and encouraging greater M&A activity. ➢ Major pharmaceutical companies with advanced clinical trial successes are expected to be a leading source of new space demand. ➢ The State Street SPDR S&P Biotech ETF—widely viewed as a key barometer for biotech equity valuations—experienced a sharp upswing in the latter half of 2025. Historically, movements in this index have signaled rising leasing demand for laboratory and R&D facilities. ➢ The remaining construction pipeline of speculative lab/R&D space will be delivered in 2026, stabilizing the supply/demand balance and moving toward positive net absorption. DHC’s Life Science portfolio consists of pharmaceutical and biotechnology research wet lab research facilities, medical device R&D and manufacturing facilities and research support properties. 6 Tenant HQ Locations 71% of Annualized Revenue (1) 74% Located in Top 3 life science market clusters (2) 3 Properties 261,000 SF 100% Occupancy 56% Investment Grade Tenancy (1) Research Support State Street SPDR S&P Biotech ETF Lab Space Under Construction (All US) 0 5 10 15 20 25 30 35 4Q20 4Q21 4Q22 4Q23 4Q24 4Q25 SF Millions $60 $70 $80 $90 $100 $110 $120 $130 $140

3030 Triple Net Leased Wellness Centers & Senior Living Segment

3131 Triple Net Leased Wellness Centers & Senior Living Portfolio Overview Stable performance outlook with embedded growth through a mix of contracted rental increases and percentage rent. 1,328 Units 100% Occupancy 4.4 year WALT (1) 1.84x Rent Coverage 812,246 SF 100% Occupancy 14.0 year WALT (1) 3.09x Rent Coverage - 16.0% - 1.8% 82.2% 2026 2027 2028 2029 2030 and Thereafter NNN Lease Expiration Schedule (1) NNN Senior Living NNN Wellness Centers (1) By annualized rental income as of March 31, 2026. (2) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037. The Stratford 2460 Glebe Street, Carmel, IN LifeTime Fitness 971 State Hwy 121, Allen, TX (2)

3232 Appendix

3333 (1) Certifications as of December 31, 2025. Our business strategy for our Medical Office and Life Science Portfolio incorporates a focus on sustainable approaches to operating these properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate those properties in ways that improve the economic performance of their operations, while simultaneously ensuring tenant comfort and safety and managing energy and water consumption, as well as greenhouse gas emissions. Our strategy for our SHOP segment is to work with our operators to prioritize the safety and well-being of our residents, while also seeking to maximize the operating efficiencies of our senior living communities. Impact Through Action Green Building Certifications (1) Dedicated Leadership 3333 18 PROPERTIES 1.8 MILLION SF GREEN LEASE LEADERS — GOLD PARTNER 24 PROPERTIES 3.6 MILLION SF 9 PROPERTIES 0.8 MILLION SF DHC’s Board of Trustees DHC’s Board of Trustees demonstrates a strong dedication to environmental and sustainable initiatives and embodies a rich diversity in professional experience and national background, leveraging a wide rage of expertise and perspective. Learn more about the Sustainability programs of our manager, The RMR Group, through its most recently published Sustainability Report. Female Lead Independent 71% Independent 29% Underrepresented Communities 43% Women DHC’s Commitment to Sustainability and Good Governance

3434 Private Clients DHC is managed by The RMR Group LLC, an alternative asset manager Over $37 Billion in AUM RMR Platform Over 800 Real Estate Professionals More Than 30 Offices Nationwide Approximately 1,800 Properties National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office RMR Clients Perpetual Capital Private Real Estate Vehicles Private Capital 34

3535 National Vertically Integrated Real Estate Operating Platform is a Differentiator and Competitive Advantage RMR Shared Services Accounting & Finance Marketing Human Resources Investor Relations Property Management Tax Development & Construction Legal Technology Acquisitions Portfolio Management Asset Management Transactions Energy & Sustainability 3535

3636 Management Aligned with Shareholder Interests RMR base management fee tied to DHC share price performance • Consists of an annual fee based on 50 bps of the lower of: (1) DHC’s historical cost of real estate, or (2) DHC’s total market capitalization. • There is no incentive for RMR to complete any transaction that could reduce DHC’s share price. RMR incentive fees are contingent on total shareholder return outperformance • Equal to 12% of value generated by DHC in excess of the benchmark index total returns (MSCI U.S. REIT/Health Care REIT Index) per share over a three-year period, subject to a cap (1.5% of equity market cap). • Outperformance must be positive: it can’t be the best of the worst. • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark. Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at DHC’s medical office, life science and active adult properties. • Construction supervision fee based on project costs. Alignment of Interests If DHC’s total market cap exceeds historical cost of real estate, base fee is paid on assets. If DHC’s total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management are holders of DHC shares. DHC shareholders have visibility into publicly traded RMR. DHC benefits from RMR’s national footprint and economies of scale of a $37 billionplatform.

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 49,246	$ 56,157	$ 55,316	$ 55,167	$ 58,558
Residents fees and services	317,225	323,414	333,390	327,545	328,306
Total revenues	366,471	379,571	388,706	382,712	386,864
Property operating expenses	(290,556)	(307,047)	(325,387)	(312,580)	(314,326)
NOI	**75,915**	**72,524**	**63,319**	**70,132**	**72,538**
Non-cash adjustments	(905)	(1,771)	(620)	(25)	(1,228)
Cash Basis NOI	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 71,310**
Reconciliation of Net Loss to NOI and Cash Basis NOI:					
Net loss	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)
Equity in net earnings of investees	(96)	(27,108)	(5,083)	(3,082)	(1,487)
Income tax expense	622	514	337	843	49
Loss on modification or early extinguishment of debt	–	2,138	11,191	126	29,071
Interest expense	37,045	46,855	48,886	50,926	57,831
Interest and other income	(233)	(1,532)	774	(2,982)	(2,099)
Gain on insurance recoveries	–	–	–	–	(7,522)
Loss (gain) on sale of properties	1,207	(13,759)	(1,260)	7,429	(110,140)
Impairment of assets	–	2,994	93,243	30,993	38,472
Acquisition and certain other transaction related costs	3,693	9,099	1,158	75	24
General and administrative	14,038	12,536	12,789	11,177	9,000
Depreciation and amortization	62,914	62,008	65,324	66,266	68,325
NOI	**75,915**	**72,524**	**63,319**	**70,132**	**72,538**
Non-cash adjustments	(905)	(1,771)	(620)	(25)	(1,228)
Cash Basis NOI	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 71,310**

37

3838 Calculation and Reconciliation of Non-GAAP Financial Measures – NOI For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 SHOP Revenues $ 317,225 $ 323,414 $ 333,390 $ 327,545 $ 328,306 Property operating expenses (273,599) (287,221) (303,770) (290,930) (291,478) NOI 43,626 36,193 29,620 36,615 36,828 NOI of properties not included in same property results 695 2,098 2,311 1,267 2,209 Same property NOI $ 44,321 $ 38,291 $ 31,931 $ 37,882 $ 39,037 Medical Office and Life Science Portfolio Revenues $ 41,895 $ 47,789 $ 48,201 $ 48,056 $ 49,763 Property operating expenses (16,831) (19,677) (21,526) (21,569) (22,907) NOI 25,064 28,112 26,675 26,487 26,856 NOI of properties not included in same property results 304 (3,909) (2,559) (2,387) (2,400) Same property NOI $ 25,368 $ 24,203 $ 24,116 $ 24,100 $ 24,456 All Other Revenues $ 7,351 $ 8,368 $ 7,115 $ 7,111 $ 8,795 Property operating expenses (126) (149) (91) (81) 59 NOI 7,225 8,219 7,024 7,030 8,854 NOI of properties not included in same property results (186) (62) — — (1,675) Same property NOI $ 7,039 $ 8,157 $ 7,024 $ 7,030 $ 7,179 Total Revenues $ 366,471 $ 379,571 $ 388,706 $ 382,712 $ 386,864 Property operating expenses 290,556 307,047 325,387 312,580 314,326 NOI 75,915 72,524 63,319 70,132 72,538 NOI of properties not included in same property results 813 (1,873) (248) (1,120) (1,866) Same property NOI $ 76,728 $ 70,651 $ 63,071 $ 69,012 $ 70,672 (dollars in thousands)

Calculation and Reconciliation of Non-GAAP Financial Measures – Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SHOP					
NOI	$ 43,626	$ 36,193	$ 29,620	$ 36,615	$ 36,828
Non-cash adjustments	–	–	–	–	–
Cash Basis NOI	**43,626**	**36,193**	**29,620**	**36,615**	**36,828**
Cash Basis NOI of properties not included in same property results	695	2,098	2,311	1,267	2,209
Same property Cash Basis NOI	**$ 44,321**	**$ 38,291**	**$ 31,931**	**$ 37,882**	**$ 39,037**
Medical Office and Life Science Portfolio					
NOI	$ 25,064	$ 28,112	$ 26,675	$ 26,487	$ 26,856
Non-cash adjustments	(711)	(1,587)	(424)	248	(936)
Cash Basis NOI	**24,353**	**26,525**	**26,251**	**26,735**	**25,920**
Cash Basis NOI of properties not included in same property results	330	(2,391)	(2,358)	(2,377)	(1,950)
Same property Cash Basis NOI	**$ 24,683**	**$ 24,134**	**$ 23,893**	**$ 24,358**	**$ 23,970**
All Other					
NOI	$ 7,225	$ 8,219	$ 7,024	$ 7,030	$ 8,854
Non-cash adjustments	(194)	(184)	(196)	(273)	(292)
Cash Basis NOI	**7,031**	**8,035**	**6,828**	**6,757**	**8,562**
Cash Basis NOI of properties not included in same property results	(139)	(44)	–	–	(1,677)
Same property Cash Basis NOI	**$ 6,892**	**$ 7,991**	**$ 6,828**	**$ 6,757**	**$ 6,885**
Total					
NOI	$ 75,915	$ 72,524	$ 63,319	$ 70,132	$ 72,538
Non-cash adjustments	(905)	(1,771)	(620)	(25)	(1,228)
Cash Basis NOI	**75,010**	**70,753**	**62,699**	**70,107**	**71,310**
Cash Basis NOI of properties not included in same property results	886	(337)	(47)	(1,110)	(1,418)
Same property Cash Basis NOI	**$ 75,896**	**$ 70,416**	**$ 62,652**	**$ 68,997**	**$ 69,892**

39

4040 Calculation and Reconciliation of Non-GAAP Financial Measures (dollars in thousands) For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Net loss $ (43,275) $ (21,221) $ (164,040) $ (91,639) $ (8,986) Interest expense 37,045 46,855 48,886 50,926 57,831 Income tax expense 622 514 337 843 49 Depreciation and amortization 62,914 62,008 65,324 66,266 68,325 EBITDA 57,306 88,156 (49,493) 26,396 117,219 Loss (gain) on sale of properties 1,207 (13,759) (1,260) 7,429 (110,140) Impairment of assets — 2,994 93,243 30,993 38,472 Equity in net earnings of investees (96) (27,108) (5,083) (3,082) (1,487) Share of EBITDAre from unconsolidated joint ventures 4,549 4,612 4,511 4,463 4,494 Adjustments to reflect DHC's share of EBITDAre attributable to a former equity method investment — — 4,831 1,502 1,589 EBITDAre 62,966 54,895 46,749 67,701 50,147 General and administrative expense paid in common shares 717 593 1,164 1,062 592 Incentive management fees 6,628 5,674 5,676 4,148 2,407 Acquisition and certain other transaction related costs 3,693 9,099 1,158 75 24 Gain on insurance recoveries — — — — (7,522) Loss on modification or early extinguishment of debt — 2,138 11,191 126 29,071 Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to a former equity method investment — — (3,072) 501 390 Adjusted EBITDAre $ 74,004 $ 72,399 $ 62,866 $ 73,613 $ 75,109

4141 Calculation and Reconciliation of Non-GAAP Financial Measures (dollars in thousands) For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Net loss $ (43,275) $ (21,221) $ (164,040) $ (91,639) $ (8,986) Depreciation and amortization 62,914 62,008 65,324 66,266 68,325 Loss (gain) on sale of properties 1,207 (13,759) (1,260) 7,429 (110,140) Impairment of assets — 2,994 93,243 30,993 38,472 Equity in net earnings of investees (96) (27,108) (5,083) (3,082) (1,487) Share of FFO from unconsolidated joint ventures 2,027 1,998 2,199 2,715 2,737 Adjustments to reflect DHC's share of FFO attributable to a former equity method investment — — 3,731 895 1,073 FFO 22,777 4,912 (5,886) 13,577 (10,006) Incentive management fees 6,628 5,674 5,676 4,148 2,407 Acquisition and certain other transaction related costs 3,693 9,099 1,158 75 24 Gain on insurance recoveries — — — — (7,522) Loss on modification or early extinguishment of debt — 2,138 11,191 126 29,071 Adjustments to reflect DHC's share of Normalized FFO attributable to a former equity method investment — — (2,418) 646 331 Normalized FFO $ 33,098 $ 21,823 $ 9,721 $ 18,572 $ 14,305

DIVERSIFIED HEALTHCARE TRUST

Calculation and Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Normalized FFO	$ 33,098	$ 21,823	$ 9,721	$ 18,572	$ 14,305
General and administrative expense paid in common shares	717	593	1,164	1,062	592
Non-cash interest expense	2,329	11,848	20,121	19,886	26,087
Non-cash amortization included in expenses	(943)	(942)	(943)	(942)	(943)
Non-cash straight line rent adjustments included in rental income	(57)	(203)	(450)	146	(455)
Lease value amortization included in rental income	29	30	29	28	26
Recurring capital expenditures	(18,728)	(35,071)	(40,562)	(29,329)	(26,486)
Share of FFO from unconsolidated joint ventures	(2,027)	(1,998)	(2,199)	(2,715)	(2,737)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to a former equity method investment	–	–	(1,313)	(1,541)	(1,404)
Unconsolidated joint venture distributions [1]	600	750	28,250	–	–
Former equity method investment distribution	27,200	–	3,400	–	17,000
Incentive management fees [2]	(17,905)	–	–	–	–
CAD	**$ 24,313**	**$ (3,170)**	**$ 17,218**	**$ 5,167**	**$ 25,985**
Weighted average common shares outstanding (basic and diluted)	240,689	240,662	240,385	240,132	239,957
Per common share data (basic and diluted):					
Net loss	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.04)
FFO	$ 0.09	$ 0.02	$ (0.02)	$ 0.06	$ (0.04)
Normalized FFO	$ 0.14	$ 0.09	$ 0.04	$ 0.08	$ 0.06
CAD	$ 0.10	$ (0.01)	$ 0.07	$ 0.02	$ 0.11

(1) In August 2025, DHC received a cash distribution of $28,000 from the Seaport Innovation LLC joint venture in connection with the refinancing of such joint venture's prior mortgage loan.
(2) In January 2026, DHC paid RMR an incentive management fee of $17,905 incurred for the year ended December 31, 2025.

42

4343 NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI The calculations of NOI, Cash Basis NOI, same property NOI and same property cash basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI as shown in this appendix. We define NOI as income from our real estate less our property operating expenses. NOI excludes depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. We calculate same property NOI and same property cash basis NOI in the same manner that we calculate the corresponding NOI and cash basis NOI amounts, except that we only include same properties in calculating same property NOI and same property cash basis NOI. We use NOI, Cash Basis NOI, same property NOI and same property cash basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI differently than we do. FFO and Normalized FFO We calculate FFO and Normalized FFO as shown in this appendix. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect our proportionate share of FFO from unconsolidated joint venture properties and prior to the wind-down of AlerisLife Inc.’s business, our proportionate share of FFO of our former equity method investment, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown in this appendix, including similar adjustments for our unconsolidated joint ventures, if any, and include incentive management fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in the agreements governing our debt, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Non-GAAP Financial Measures We present certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Cash Available for Distribution We calculate CAD as shown on page 42. We define CAD as Normalized FFO minus our proportionate share of Normalized FFO from unconsolidated joint venture properties and our former equity method investment, plus cash flow distributions received from our unconsolidated joint ventures and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to us. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre We calculate EBITDA, EBITDAre and Adjusted EBITDAre as shown on page 40. EBITDAre is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, if any, and including adjustments to reflect our proportionate share of Adjusted EBITDAre from unconsolidated joint venture properties and prior to the wind-down of AlerisLife Inc.'s business, our proportionate share of EBITDAre of our former equity method investment, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 40. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.

4444 Certain Definitions: Annualized rental income: Annualized rental income is based on rents pursuant to existing leases as of March 31, 2026. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on March 31, 2026 and 100% of rents pursuant to existing leases as of March 31, 2026 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. ExpPOR: The average expenses generated per occupied room per month at Seniors Housing Operating properties. GAAP: GAAP is U.S. generally accepted accounting principles. Gross sales price: Gross sales price excludes closing costs. Health System Affiliated: Medical outpatient properties are considered affiliated with a health system if one or more of the following conditions are met: i) the property is defined as On-Campus, ii) a majority of the property is leased by a health system entity, iii) the property includes an ambulatory surgery center with a hospital partnership interest, or iv) at least 50% of the property’s annualized rental income in aggregate is from a) leases with hospital systems or direct subsidiaries of a hospital systems, b) leases with tenants that self-report affiliations with hospital systems, c) leases with tenants that are members of network of providers with at least ten locations, d) leases with tenants where a majority of care providers served by the leased premises are listed as providers by a hospital system, or e) leases with physician groups that are either employed, directly or indirectly by a health system, or have a significant clinical and financial affiliation with a health system. Incentive management fees: Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Interest rate: Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Leverage: Leverage is calculated by dividing net debt by annualized adjusted EBITDAre. Life Science Lab & R&D: Properties with specialized laboratory or research and development spaces utilized for pharmaceutical, biotechnology and medical device research, development or manufacturing. CERTAIN DEFINITIONS

4545 LS: Life Science building. Medical Office and Life Science Portfolio: Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Medical Support: Medical office properties that are leased to medical related businesses such as medical device and healthcare supply, health system corporate administration, physician groups and health insurance. Properties that are only partially clinical outpatient space are also included. MOB: Medical Office Building, including outpatient medical and medical support properties. NNN: Triple net leased. Occupancy: Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. On-Campus: A medical outpatient property that is physically located within the boundaries of a hospital campus or the land parcel is adjacent to or directly across from a hospital campus. Outpatient Medical: Properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures, rehabilitation and other ancillary patient care services. These properties are frequently affiliated with a health system and may or may not be located on a hospital campus. These properties were either originally constructed or subsequently renovated specifically for use by healthcare professionals to provide services to patients. Rent coverage: Rent coverage is calculated using the annualized operating cash flows from DHC's triple net lease tenants' operations of DHC's properties, before subordinated charges, if any, divided by annualized rental income. DHC has not independently verified tenant operating data. Research Support: Properties that are leased to pharmaceutical, biotechnology and medical device businesses that provide research and administrative support to other laboratory or R&D facilities. CERTAIN DEFINITIONS (Continued)

4646 RevPOR: The average revenues generated per occupied room per month at Senior Housing Operating properties. Same Property: As of and for the three months ended March 31, 2026, same property consists of properties owned, in service and reported in the same segment since January 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. As of and for the year ended March 31, 2026, same property consists of properties owned, in service and reported in the same segment since January 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. Secondary markets: Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP: SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF: SNF is a skilled nursing facility. Square feet: Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Triple net leased senior living communities: Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count: Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. WALT: Weighted average lease term by annualized rental income. CERTAIN DEFINITIONS (Continued)